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                              Settlement Agreement
                              --------------------

     This Settlement Agreement dated as of this 3rd day of February, 1994, among Concord Asset Management, Inc. ("Concord"), Concord Leasing, Inc. ("Concord Leasing"), The CIT Group/Equipment Financing, Inc. ("CIT"), World Airways, Inc. ("World Airways"), and WorldCorp, Inc. ("WorldCorp") (World Airways and WorldCorp sometimes being referred to hereinafter collectively as "World").

     WHEREAS, the parties to this agreement are engaged in a litigation entitled Concord Asset Management, Inc., et al., v. The CIT/Group Equipment Financing, Inc. et al., Index No. 133604-93 and are desirous of settling all claims and counterclaims asserted or that might have been asserted arising out of the subject matter of such action;

     NOW THEREFORE, in consideration of the covenants and consideration set forth below, the parties agree as follows:

     1. CIT irrevocably waives any and all claims against Concord Leasing under the Guaranty Agreement between CIT and Concord Leasing dated as of June 4, 1992.

     2. CIT irrevocably waives any and all claims under the Agreement of Subordination and Priorities entered into among Aircraft 46891, Inc., CIT, and Concord, dated as of June 4, 1992, with respect to any consideration being delivered to Concord from World under the terms of this Agreement.

     3. In the event of a sale or a binding contract of sale of the Aircraft (as defined below) within two years following February 8th, 1994, CIT agrees to share with Concord 50 / 50 any proceeds from such sale to the extent that such proceeds exceed the sum of the outstanding loan balance on CIT's senior loan (including but not limited to interest, expense of repossession and foreclosure, attorneys fees in connection with the foregoing and with this lawsuit, and other amounts owed and/or secured under the loan documents) and all expenses incurred in marketing, storing, insuring, managing, repairing, overhauling or improving the Aircraft. CIT has complete discretion as to whether or not to sell and at what price to sell the Aircraft during such two year period. CIT also has complete discretion as to the manner of any such sale without regard to the UCC requirement of commercial reasonableness. "Aircraft" shall mean that certain McDonnell Douglas Model DC-10-3OCF aircraft bearing manufacturer's serial number 46891 and FAA Registration Number Nl05WA (the "Airframe") and the three (3) General Electric Model CF6 50C2 engines, bearing Manufacturer's Serial Nos. 517316, 517218 and 455196, respectively
(the "Engines"), together with all avionics, appliances, parts, instruments, appurtenances, accessories, furnishings, relating
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thereto and other equipment of whatever nature installed on or attached to the
Airframe, or Engines, or forming a part thereof (hereinafter referred to as the "Parts"), together with all manuals or data and records relating to the Airframe, Engines and Parts.

     4. Subject to the Letter Agreement dated October 19, 1993 between CIT and World (the "Letter Agreement"), CIT agrees that all maintenance reserves held by CIT will be either invested in the Aircraft or applied to the balance on CIT's senior loan, at CIT's discretion.

     5. World agrees to pay $1.75 million to Concord at the time of the foreclosure sale, or if there is no foreclosure sale, as of the date of the transfer of title to the Aircraft pursuant to this agreement; such payment shall be made in the form of immediately available funds by wire transfer to an account designated by Concord.

     6. WorldCorp will deliver to Concord a note in the form annexed hereto as Exhibit A on or before February 8, 1994.

     7. For the purposes of the foreclosure sale or other transfer of title to the Collateral (as such term is defined in the aircraft mortgage between Aircraft 46891, Inc. and CIT, dated June 22, 1992), the Collateral will be divided into two lots: (1) the Contract Rights Collateral, to consist of the Lease and the WorldCorp Guaranty (as such terms are defined in such mortgage), and (2) the Aircraft Collateral, consisting of the Aircraft and the Reserves Agreement including cash held pursuant thereto (as such terms are defined in said mortgage). CIT and Concord will use their best efforts to obtain from Aircraft 46891, Inc. a bill of sale or similar instrument in lieu of foreclosure as to such all such Collateral, effective on or before February 8th, 1994. To the extent that it proves impossible to obtain a bill of sale or similar instrument in lieu of foreclosure with respect to either or both of the Aircraft Collateral and the Contract Rights Collateral on or before February 8th, 1994, a foreclosure sale will be held on that date as follows:

     (a) The Aircraft Collateral will be sold first and CIT will bid in the entire balance of its senior loan.

     (b) Thereafter, Concord will conduct a foreclosure sale of the Contract Rights Collateral and will bid in for such Contract Rights Collateral up to the amount of the entire balance of its subordinate loan.

     (c) Concurrently with the foreclosure sale, Concord will receive the consideration described above.

     (d) Concord, Concord Leasing, World and Winthrop, Stimson, Putnam & Roberts, as escrow agent, will enter into an agreement concerning the delivery of mutual releases and forbearance of enforcement action in the
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form annexed hereto as Exhibit B. Such release shall be delivered to World at any time commencing 91 days after the date of the foreclosure sale or other transfer of title to the Collateral upon receipt by the escrowee of a certificate signed by an officer of World Airways and WorldCorp, certifying that as of the date of the certificate, which shall be not less than 91 days after the date of the foreclosure sale or other transfer of the title to the Collateral, no case under the Bankruptcy Code is pending with respect to World Airways or WorldCorp.

     (e) The foreclosure sale, if necessary, shall be held on February 8, 1994 at 11:00 a.m. at the office of Schulte, Roth & Zabel, 900 Third Avenue, New York, New York.

     (f) No further notice of such foreclosure sale need be given.

     Notwithstanding anything set forth above, the sale of the Collateral in two lots is not intended to mean, nor does it imply that such mode of sale is commercially reasonable. The sale in two lots is for settlement purposes only, and no meaning or import should or may attach to the method of sale of the Collateral.

     8. On February 8, 1994, the parties shall exchange releases in the form annexed hereto as Exhibit C, except that the mutual release of Concord, Concord Leasing and World shall be delivered in escrow as provided above.

     9. The parties waive any claim that the foreclosure sale as described above is not commercially reasonable.

     10. The parties agree to the entry of a default judgment against Aircraft 46891, Inc., the owner of the Aircraft and a defendant on the counterclaim herein.

     11. At the time of the foreclosure sale or other transfer of title to the Collateral CIT will pay to World an amount equal to $2,171,397.66 as provided in Paragraph 5 of the Letter Agreement and an amount equal to $381,873.43 to Caledonian Airmotive Ltd.

     12. Concord and CIT will execute such releases against the Collateral as are necessary or advisable to effectuate the transactions contemplated hereby. World will execute such documents as are necessary or advisable to release liens relating to the Lease and the Aircraft at the Federal Aviation Administration. The parties give further assurances to turn over and/or execute such documents as may be necessary or reasonably requested to effectuate this settlement and the transactions contemplated hereby.
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     13. The parties agree not to commence or continue judicial proceedings with respect to the subject matter of this action, other than to enforce the terms of this agreement.

     14. CIT and World agree that the Letter Agreement is deemed modified in accordance with the terms of this agreement.

     15. This agreement may be signed in counterparts, which together shall constitute one instrument.

     16. It is understood that World may deliver on February 8, 1994 facsimile signatures on this Agreement, the Note referred to paragraph 6 and the releases referred to in paragraph 7(d) and paragraph 8 above. If World delivers such facsimile signatures on February 8, then Concord's and Concord Leasing's and CIT's releases in favor of World shall be held in escrow by their respective counsel pending receipt by such counsel within 10 days of original signature pages of this Agreement and of the aforesaid releases signed on behalf of World, and an original executed Note.

                    CONCORD ASSET MANAGEMENT, INC.

                    By:
                        ---------------------------------------------
                        Robert L. Thomas
                        Vice President/Contracts
                        Concord Leading, Inc.



                    By:
                        ---------------------------------------------
                    THE CIT GROUP/EQUIPMENT FINANCING, INC.

                    By:
                        ---------------------------------------------
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                    WORLD AIRWAYS, INC.

                    By:
                        -------------------------------------------
                        A. Scott Andrews
                        Chief Financial Officer
                        WORLDCORP, INC.


                    By:
                        -------------------------------------------
                        A. Scott Andrews
                        Chief Financial Officer